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                                                                     Exhibit k.4

                        CUSTODY ACCOUNT PLEDGE AGREEMENT

      THIS CUSTODY ACCOUNT PLEDGE AGREEMENT (this "Agreement") is made as of October 28, 2004, by MVC CAPITAL, INC., a Delaware corporation ("Pledgor"), in favor of LASALLE BANK NATIONAL ASSOCIATION, a national banking association ("Lender").

                                   WITNESSETH

      WHEREAS, Lender has agreed to loan the aggregate principal amount of $20,000,000 to Pledgor (the "Loans"), which Loan is evidenced by the Loan Agreement dated October 28, 2004 between Pledgor and Lender (as amended from time to time, the "Loan Agreement") and the Revolving Note dated October 28, 2004 (the "Note"). Capitalized terms used and not otherwise defined herein have the meanings set forth in the Loan Agreement; and

      WHEREAS, Pledgor is the beneficiary of a certain account with LaSalle Bank National Association, as Custodian ("Custodian"), known as Account No. 600510.1 (the "Account"), which holds certain securities and cash; and

      WHEREAS, as a condition precedent to Lender's extension of the Loans to Pledgor, Lender has required the execution and delivery of, among certain other documents and agreements, this Agreement.

      NOW, THEREFORE, to induce Lender to make the Loans and in consideration therefore and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, Pledgor hereby agrees as follows:

      1. PLEDGE. Pledgor hereby pledges, assigns, hypothecates, transfers, delivers and grants to Lender a first lien on and first security interest in, the Account and all financial assets, investment property and security entitlements (as such terms are defined in the Code (as hereinafter defined)) therein, as follows (the "Collateral"):

            (a) as such property exists on the date hereof and as such property may be constituted in the future and whether now owned or hereafter acquired, including all cash, securities, securities entitlements, dividends, rights and other property or proceeds at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such property; and

            (b) any rights incidental to the ownership of any of the foregoing, such as voting, conversion and registration rights and rights of recovery for violations of applicable securities laws;

provided, the Account shall only contain "Eligible Federal Government Securities," cash and/or "Cash Equivalents" (as such terms are hereinafter defined).

      2. CONTROL AGREEMENT. Simultaneously with the execution and delivery of this Agreement, Pledgor, Lender and Custodian have executed and delivered a certain Account

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Control Agreement dated as of October 28, 2004 (the "Control Agreement") for the
purpose of perfecting the security interest granted by Pledgor to Lender herein.

      3. SECURITY FOR OBLIGATIONS. The Collateral secures the payment of all of the obligations of Pledgor to Lender under the Note, the Loan Agreement and the other Loan Documents, howsoever created, arising or evidenced, and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether direct or indirect, or absolute or contingent, and whether several, joint or joint and several (all of which liabilities and obligations are hereinafter called the "Obligations"), and all obligations of Pledgor now or hereafter existing under this Agreement, the Note, the Loan Agreement and the other Loan Documents (the Obligations together with all such obligations of Pledgor now or hereafter existing under this Agreement being collectively referred to herein as the "Liabilities").

      4. COLLATERAL COVERAGE. The Market Value of the Account (as hereinafter defined) shall at all times equal or exceed 100% of the amount of the Liabilities ("Minimum Collateral Value"). If Lender delivers to Pledgor a notice that the Market Value of the Account has declined below Minimum Collateral Value, Pledgor shall not later than 3:00 p.m. on the next day on which Lender is open for business at its principal place of business in Chicago, Illinois (a) deposit into the Account cash, Cash Equivalents and/or additional Eligible Federal Government Securities having a Current Market Value (as hereinafter defined) sufficient to increase the Market Value of the Account as of such date to an amount equal to or greater than Minimum Collateral Value, and/or (b) prepay a sufficient amount of the Liabilities, so that the Liabilities do not exceed the Minimum Collateral Value after giving effect to any such prepayment and/or deposit.

            (a) "Current Market Value" means, as of any day and with respect to Eligible Federal Government Securities, a dollar amount, as determined by Lender, equal to the last sale price of such securities at any time during such day, as appearing on any regularly published reporting or quotation service, or if there is no reported last sale price at any time during such day, the reported closing sale price for the most recent business day, or if there is no such reported closing sale price, then zero.

            (b) "Market Value of the Account" means, as of any day, the aggregate Current Market Value of all cash, Cash Equivalents and Eligible Federal Government Securities in the Account on such day, multiplied by the advance rates set forth on Exhibit A attached hereto.

            (c) "Eligible Federal Government Securities" means any marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States with a maturity of five years or less.

            (d) "Cash Equivalents" means certificates of deposit or other investment products issued by Lender or ABN AMRO Bank.

      5. RIGHTS. So long as (i) no Event of Default or event which, with the giving of notice or the lapse of time, or both, would become an Event of Default, shall have occurred, and

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(ii) the Market Value of the Account equals or exceeds the Minimum Collateral
Value, Pledgor may:

            (a) make trades in the Account and exercise any voting or consensual rights that Pledgor may have as to any of the Collateral for any purpose which is not inconsistent with this Agreement; and

            (b) receive disbursements (or direct Custodian to make disbursements to another party) of cash dividends and cash distributions from the Account.

      If an Event of Default has occurred and is continuing, Pledgor shall cease making trades in the Account, Lender may exercise all voting or consensual rights as to any of the Collateral and Pledgor shall deliver to Lender all notices, proxy statements, proxies and other information and instruments relating to the exercise of such rights received by Pledgor from the issuers of any of the Collateral promptly upon receipt thereof and shall at the request of Lender execute and deliver to Lender any proxies or other instruments which are, in the judgment of Lender, necessary for Lender to validly exercise such voting and consensual rights.

      6. DUTY OF LENDER. The duty of Lender with respect to the Collateral shall be solely to use reasonable care in the physical custody thereof, and Lender shall not be under any obligation to take any action with respect to any of the Collateral or to preserve rights against prior parties. The powers conferred on Lender hereunder are solely to protect its interest in the Collateral and do not impose any duty upon it to exercise any such powers. Lender shall have no duty to ascertain or take any action with respect to calls, conversions, exchanges, maturities, tenders or other matters concerning any Collateral, whether or not Lender has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve any rights pertaining to any Collateral.

      7. SUBSEQUENT CHANGES AFFECTING COLLATERAL. Pledgor acknowledges that Pledgor has made Pledgor's own arrangements for keeping informed of changes or potential changes affecting the Collateral (including, but not limited to, conversions, subscriptions, exchanges, reorganization, dividends, tender offers, mergers, consolidations and shareholder meetings) and Pledgor agrees that Lender has no responsibility to inform Pledgor of such matters or to take any action with respect thereto even if any of the Collateral has been registered in the name of Lender or its agent or nominee.

      8. RETURN OF COLLATERAL. The security interest granted to Lender hereunder shall not terminate and Lender shall not be required to return the Collateral to Pledgor or to terminate its security interest therein unless and until (a) the Liabilities have been fully paid and performed, (b) all of Pledgor's obligations hereunder have been fully paid or performed, and (c) Pledgor has reimbursed Lender for any reasonable out-of-pocket expenses of returning the Collateral and filing any termination statements and other instruments as are required to be filed in public offices under applicable laws.

      9. REPRESENTATIONS AND WARRANTIES. Pledgor represents and warrants as follows:

            (a) This Agreement and the Control Agreement have each been duly authorized, executed and delivered by Pledgor and constitute the legal, valid and binding

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      obligations of Pledgor and are enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, moratorium, reorganization and other similar laws affecting the enforcement of creditors' rights generally;

            (b) The Control Agreement has been duly executed and delivered by Custodian;

            (c) The execution, delivery and performance of this Agreement and the Control Agreement, the grant of the security interest in the Collateral hereunder and the consummation of the transactions contemplated hereby and thereby will not, with or without the giving of notice or the lapse of time, (i) violate any material law applicable to Pledgor; (ii) violate any judgment, writ, injunction or order of any court or governmental body or officer applicable to Pledgor; (iii) violate or result in the breach of any material agreement to which Pledgor is a party or by which any of Pledgor's properties, including the Collateral, is bound; or (iv) violate any restriction on the transfer of any of the Collateral;

            (d) No consent, approval, license, permit or other authorization not heretofore obtained of any third party (other than Custodian) or any governmental body or officer is required for the valid and lawful execution and delivery of this Agreement or the Control Agreement, the creation and perfection of Lender's security interest in the Collateral or the valid and lawful exercise by Lender of remedies available to it under this Agreement, the Control Agreement or applicable law or of the voting and other rights granted to it in this Agreement or the Control Agreement, except as may be required for the offer or sale of those items of Collateral which are securities under applicable securities laws;

            (e) Pledgor has provided Lender with a complete and accurate statement of the financial assets in all material respects in the Accounts as of the date hereof;

            (f) Pledgor is the sole owner of the Collateral free and clear of all liens, encumbrances and adverse claims (other than those created by this Agreement), has the unrestricted right to grant the security interest provided for herein to Lender and has granted to Lender a valid and perfected first priority security interest in the Collateral free of all liens, encumbrances, transfer restrictions and adverse claims;

            (g) None of the information, documents, or financial statements which have been furnished by Pledgor or its representatives to Lender or any of its representatives in connection with the transactions contemplated by this Agreement or the Control Agreement contains any untrue statement of material fact or omits to state any material fact required to be stated hereby or thereby to make such statements not misleading; and

            (h) Pledgor' s full legal name and principal residence address are correctly set forth on the signature page of this Agreement.

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      10. COVENANTS. Pledgor hereby covenants and agrees with Lender that
Pledgor shall:

            (a) Defend Pledgor's title to the Collateral and the security interest of Lender therein against the claims of any person claiming rights in the Collateral against or through Pledgor and maintain and preserve such security interest so long as this Agreement shall remain in effect;

            (b) Neither withdraw any money or property from the Account nor sell or offer to sell or otherwise transfer or encumber any portion of the Collateral or the Account;

            (c) The Account shall contain only Eligible Federal Government Securities, cash and/or Cash Equivalents;

            (d) Neither withdraw any money or property from the Account (except to the extent expressly allowed under Paragraph 5 hereof) nor sell or offer to sell or otherwise transfer or encumber any portion of the Collateral or the Account. This provision shall not prohibit Pledgor from making trades in the Account before the occurrence of an Event of Default, provided that the proceeds of the trades shall remain in the Account;

            (e) Neither attempt to modify nor attempt to terminate the Control Agreement or any custodial agreement with Custodian under which the Account was established;

            (f) (i) At Pledgor's expense, do such further acts and execute and deliver such additional conveyances, certificates, instruments, legal opinions and other assurances as Lender may at any time reasonably request or require to protect, assure or enforce its interests, rights and remedies under this Agreement;

                (ii) Deliver to Custodian for credit to the Account any
            certificate or instrument constituting or representing any of the Collateral that Pledgor may obtain possession of from time to time, duly endorsed in blank without restriction and with all signatures guaranteed with a medallion signature guaranty acceptable at the New York Stock Exchange and with all necessary transfer tax stamps affixed;

                (iii) Deliver to Custodian any endorsements or instruments which may be necessary or convenient to transfer any financial assets held by Custodian, which are registered in the name of, payable to the order of, or specifically endorsed to Pledgor, to Custodian or its securities intermediary or to one of their respective nominees;

            (g) Advise Lender promptly, completely, accurately, in writing and in reasonable detail, of any encumbrance upon or claim asserted against any of the Collateral; and

            (h) Notify Lender at least ninety (90) days before Pledgor changes Pledgor's name or the address of its principal residence.

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      11. REMEDIES UPON AN EVENT OF DEFAULT.

            (a) If an Event of Default has occurred and is continuing, Lender may, in its discretion: (i) cause the Account to be registered in Lender's sole name or transfer the Account to a broker/dealer or agent in Lender's sole name to the extent necessary to satisfy the Liabilities; (ii) remove any Collateral from the Account and register such Collateral in Lender's sole name or in the name of Lender's broker/dealer, agent or nominee or any of their nominees to the extent necessary to satisfy the Liabilities;
      (iii) exchange certificates of larger or smaller denominations; (iv) exercise any voting, conversion, registration, purchase or other rights of a holder of any of the Collateral and any reasonable expense of such exercise shall be deemed to be an expense of preserving the value of such Collateral for the purposes of Paragraph 12 below; (v) collect, including by legal action, any notes, checks or other instruments for the payment of money included in the Collateral and compromise or settle with any obligor of such instruments; and (vi) exercise the rights of a foreclosing secured party under the Uniform Commercial Code as in effect from time to time in the State of Illinois (the "Code") or any other applicable law.

            (b) If notice of the time and place of any public sale of the Collateral or the time after which any private sale or other intended disposition is required by the Code, Pledgor acknowledges that five (5) business days advance notice thereof will be a reasonable notice. Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

            (c) If any of the Collateral is sold on credit or for future delivery, it need not be retained by Lender until the purchase price is paid and Lender shall incur no liability if the purchaser fails to take up or pay for such Collateral. In case of any such failure, such Collateral may be sold again.

            (d) Pledgor shall execute and deliver to the purchasers of the Collateral all instruments and other documents necessary or proper to sell, convey and transfer title to such Collateral and, if approval of any sale of Collateral by any governmental body or officer is required, Pledgor shall prepare or cooperate fully in the preparation of and cause to be filed with such governmental body or officer all necessary or proper applications, reports and forms and do all other things necessary or proper to expeditiously obtain such approval.

            (e) Any cash held by Lender as Collateral and all cash proceeds of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Lender, be held by Lender as collateral for, or then or at any time thereafter be applied (after payment of any amounts payable to Lender pursuant to Paragraph 12 below) in whole or in part against, all or any part of the Obligations in such order as Lender may elect. Any surplus of such cash or cash proceeds held by Lender and remaining after payment in full of all of Lender's expenses hereunder and the Obligations

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      shall be paid over to Pledgor or to whomever may be lawfully entitled to receive such surplus.

            (f) Pledgor hereby appoints and constitutes Lender, its successors and assigns, as Pledgor's agent and attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any lawful action or executing any instrument that Lender considers necessary or convenient for such purpose, including the power to endorse and deliver checks, notes and other instruments for the payment of money in the name of and on behalf of Pledgor, to endorse (without recourse to Pledgor) and deliver in the name of and on behalf of Pledgor securities certificates and execute and deliver in the name of and on behalf of Pledgor instructions to the issuers of uncertificated securities, and to file financing statements (which may be photocopies of this Agreement) and continuations and amendments to financing statements and Forms 4, 5, 144 and Schedules 13D and 13G with the United States Securities and Exchange Commission and any form, notice or filing as may be determined by Lender to be required or appropriate under applicable securities laws of the State of Illinois. This appointment is coupled with an interest and is irrevocable and will not be affected by the death or bankruptcy of Pledgor nor by the lapse of time. If Pledgor fails to perform any act required by this Agreement, Lender may perform such act in the name of and on behalf of Pledgor and at Pledgor's expense which shall be chargeable to Pledgor under Paragraph 12 below. Pledgor hereby consents and agrees that the issuers of or obligors of the Collateral or any registrar or transfer agent or trustee for any of the Collateral shall be entitled to accept the provisions hereof as conclusive evidence of the rights of Lender to effect any transfer pursuant to this Agreement and the authority granted to Lender herein, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by Pledgor, or any other person, to any of such issuers, obligors, registrars, transfer agents or trustees.

            (g) Pledgor acknowledges that compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder and any relevant state securities laws and other applicable laws may impose limitations on the right of Lender to sell or otherwise dispose of securities included in the Collateral. For this reason, Pledgor hereby authorizes Lender to sell any securities included in the Collateral in such manner and to such persons as would, in the judgment of Lender, help to ensure that the transfer of such securities will be given prompt and effective approval by any relevant regulatory authorities and will not require any of the securities to be registered or qualified under any applicable securities laws. Pledgor understands that a sale under the foregoing circumstances may yield a substantially lower price for such Collateral than would otherwise be obtainable if the same were registered and sold in the open market, and Pledgor shall not attempt to hold Lender responsible for selling any of the Collateral at an inadequate price even if Lender accepts the first offer received or if only one possible purchaser appears or bids at any such sale. If Lender shall sell any securities included in the Collateral at such sale, Lender shall have the right to rely upon the advice and opinion of any qualified appraiser or investment banker as to the commercially reasonable price obtainable on the sale thereof but shall not be obligated to obtain such advice or opinion. Pledgor hereby assigns to Lender any registration rights or similar rights Pledgor may have from time to time with respect to any of the Collateral.

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      12. EXPENSES.

            (a) Pledgor agrees that Pledgor will forthwith upon demand pay to
      Lender:

                  (i) the amount of any sum paid by Lender to free any of the
            Collateral from any lien, encumbrance or adverse claim thereon, and

                  (ii) the amount of any and all out-of-pocket expenses,
            including the fees and disbursements of counsel and of any custodians, investment custodians, appraisers or other experts, that Lender may incur in connection with (w) the enforcement of this Agreement or the Control Agreement, including such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, rank and value of Lender's security interest therein,
            (x) the collection, sale or other disposition of any of the Collateral, (y) the exercise by Lender of any of the rights conferred upon it hereunder, or (z) any action or proceeding to enforce its rights under this Agreement or in pursuit of any non-judicial remedy hereunder, including the sale of the Collateral.

Any such amount not paid on demand shall bear interest (computed on the basis of the number of days elapsed over a year of three hundred sixty (360) days) at the rate per annum then in effect under the Note.

            (b) Pledgor shall indemnify Lender and its directors, officers, employees, agents and attorneys against, and hold them harmless from, any liability, reasonable out-of-pocket cost or expense, including the fees and disbursements of their legal counsel, incurred by any of them pursuant to (i) any laws, rules or regulations applicable to holding or selling any of the Collateral and (ii) any claim that shall contest in any manner the validity, binding nature or enforceability of either this Agreement or the Control Agreement, except for liability, cost or expense arising out of the recklessness or willful misconduct of the indemnified parties.

            (c) At its option, Lender may pay and discharge taxes, liens, security interests or other encumbrances on the Collateral. Pledgor agrees to reimburse Lender under Paragraph 12(a) above for any payment made or any expense incurred (including reasonable attorneys' fees) by Lender pursuant to the foregoing authorization.

      13. SECURITY INTEREST ABSOLUTE.

            (a) All rights of Lender and security interests hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:

                  (i) any lack of validity or enforceability of the Note or any other loan document executed in connection therewith;

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Liabilities, or any other amendment or waiver of or any consent to any departure from the Note or any other loan document executed in connection therewith;

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                  (iii) any exchange, surrender, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Liabilities; or

                  (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgor in respect of the Liabilities or of this Agreement.

            (b) The obligations of Pledgor pursuant to this Agreement shall continue to be effective or automatically be reinstated, as the case may be, if at any time payment of any of the Obligations are rescinded or otherwise must be restored or returned by Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Pledgor or otherwise, all as though such payment had not been made.

      14. AMENDMENTS, WAIVERS AND CONSENTS. No amendment or waiver of any provision of this Agreement, nor consent to any departure by Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      15. NOTICES. All notices and communications under this Agreement shall be in writing and shall be (i) delivered in person or (ii) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or (iii) by overnight express carrier, addressed in each case as follows:

      If to Lender, at:        LaSalle Bank National Association
                               135 South LaSalle Street
                               Chicago, Illinois 60603
                               Attn: Garett Gilles
                               Facsimile: (312) 904-6242
                               Confirmation: (312) 904-7102

      With a copy to:          Schwartz, Cooper, Greenberger & Krauss, Chartered
                               180 North LaSalle Street, Suite 2700
                               Chicago, Illinois 60601
                               Attn: Robert A. Smoller, Esq.
                               Facsimile: (312) 264-2478
                               Confirmation: (312) 845-5422

      If to Pledgor, at:       MVC Capital, Inc.
                               287 Bowman Avenue
                               Purchase, New York 10577
                               Attn: Frances Spark, CFO
                               Facsimile: (914) 701-0315
                               Confirmation: (914) 701-0310

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      With a copy to:          Schulte Roth & Zabel LLP
                               919 Third Avenue
                               New York, New York 10022
                               Attn: George Silfen, Esq.
                               Facsimile: (212) 593-5955
                               Confirmation: (212) 756-2131

or to any other address as to any of the parties hereto, as such party shall designate in a written notice to the other party hereto. All notices sent pursuant to the terms of this Paragraph 15 shall be deemed received (i) if personally delivered, then on the date of delivery, (ii) if sent by overnight, express carrier, then on the next federal banking day immediately following the day sent, or (iii) if sent by registered or certified mail, then on the earlier of the third federal banking day following the day sent or when actually received.

      16. CONTINUING SECURITY INTEREST. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until payment in full of the Liabilities; (ii) be binding upon Pledgor, its successors and assigns; and (iii) inure to the benefit of Lender and its successors, transferees and assigns.

      17. WAIVERS. Pledgor waives presentment and demand for payment of any of the Liabilities, protest and notice of dishonor or default with respect to any of the Liabilities, and all other notices to which Pledgor might otherwise be entitled, except as otherwise expressly provided herein or in the Note.

      18. GOVERNING LAW; TERMS. This Agreement is governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the statutes, laws and decisions of the State of Illinois. Unless otherwise defined herein, terms defined in Articles 8 and 9 of the Code are used herein as therein defined.

      19. EQUITABLE ADJUSTMENT OF TERMS. In the event that any provision of this Agreement is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, Pledgor and Lender shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this Agreement and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect.

      20. SECTION HEADINGS. The section headings herein are for convenience of reference only and shall not affect in any way the interpretation of any of the provisions hereof.

      21. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

      22. THIRD PARTIES. Nothing herein expressed or implied is intended or shall be construed to give any person other than the parties hereto any rights or remedies under this Agreement.

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      23. JURISDICTION AND VENUE. EACH PARTY HEREBY AGREES THAT ANY ACTIONS OR
PROCEEDINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS, OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS. PLEDGOR HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY LENDER IN ANY OF SUCH COURTS, AND HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO PLEDGOR AT THE ADDRESS TO WHICH NOTICES ARE TO BE SENT PURSUANT TO THIS AGREEMENT. PLEDGOR WAIVES ANY CLAIM THAT CHICAGO, ILLINOIS OR THE NORTHERN DISTRICT OF ILLINOIS IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. SHOULD PLEDGOR, AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE MAILING THEREOF, PLEDGOR SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY LENDER AGAINST PLEDGOR AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS IN ACCORDANCE WITH APPLICABLE LAW. THE EXCLUSIVE CHOICE OF FORUM FOR PLEDGOR SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT, BY LENDER, OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING, BY LENDER, OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND PLEDGOR HEREBY WAIVES THE RIGHT, IF ANY, TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

      24. WAIVER OF RIGHT TO JURY TRIAL. LENDER AND PLEDGOR ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREIN AND THEREIN WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND THEREFORE, THE PARTIES AGREE THAT ANY COURT PROCEEDING ARISING OUT OF ANY SUCH CONTROVERSY WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

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                                       11

      IN WITNESS WHEREOF, Pledgor and Lender have each caused this Custody Account Pledge Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

PLEDGOR                                  LENDER

MVC CAPITAL, INC., a Delaware            LASALLE BANK NATIONAL ASSOCIATION, a
corporation                              national banking association

By:_____________________________         By:_____________________________
Name:___________________________         Name:___________________________
Title:__________________________         Title:__________________________

Address: 287 Bowman Avenue
         Purchase, New York 10577

This Exhibit A is attached to and by this reference is made a part of the Custody Account Pledge Agreement, dated as of October __, 2004, by MVC Capital, Inc. in favor of LaSalle Bank National Association.

                                    EXHIBIT A
                 LOAN ADVANCE RATES FOR MARKETABLE SECURITIES*

Cash or Cash Equivalents                                           100%

U.S. Treasury Securities with a maturity of
six months or less                                                  95%

U.S. Treasury Securities with a maturity of
greater than six months and less than five years                    90%

THIS EXHIBIT A IS EXECUTED ON OCTOBER __, 2004.

                                          MVC CAPITAL, INC.

                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________

                                          LASALLE BANK NATIONAL ASSOCIATION

                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________

-------------------
* Subject to change from time to time in the sole and absolute discretion of LaSalle Bank National Association.